UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2008

FRANKLIN TOWERS ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52150 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

88 Julong Road
Lidu Economic Development Zone
Fulin, Chongqing, China
(Address of Principal Executive Offices, Zip Code)

011-86-2372183330
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements
Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 10, 2008, Franklin Towers Enterprises, Inc. (the “Registrant”) changed its principal independent accountants. On such date, RBSM LLP resigned from serving as the Registrant’s independent registered public accounting firm and the Registrant retained Michael T. Studer CPA P.C. as its principal independent accountants. The decision to change accountants was approved by the Registrant’s Board of Directors.

The Resignation of RBSM LLP.

RBSM LLP was the independent registered public accounting firm for the Registrant’s from January 2, 2008 until July 10, 2008. None of RBSM LLP reports on the Registrant’s financial statements from January 2, 2008 until July 10, 2008, (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RBSM LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which RBSM LLP served as the Registrant’s independent registered public accounting firm.

However, the report of RBSM LLP, dated April 11, 2008, on our consolidated financial statements as of and for the year ended December 31, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered recurring losses and negative working capital, had experienced negative cash flows from operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

The Registrant has provided RBSM LLP with a copy of this disclosure and has requested that RBSM LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from RBSM LLP addressed to the Securities and Exchange Commission dated July 14, 2008 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Michael T. Studer CPA P.C.

Prior to July 10, 2008, the date that Michael T. Studer CPA P.C. was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult Michael T. Studer CPA P.C. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by Michael T. Studer CPA P.C. that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult Michael T. Studer CPA P.C. regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-X and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-X

Section 8 - Other Events

Item 8.01- Other Events.

Legal Proceedings

On June 30, 2008, Professional Offshore Opportunity Fund Ltd. (the “Plaintiff”) filed a motion for default judgment against the Registrant. On April 21, 2008, the Plaintiff initiated the action in the United States District Court Southern District of New York, on a claim of breach of contract and non payment on a promissory note dated September 12, 2008, made by the Registrant in favor of the Plaintiff, in the principal amount of $500,000. The Plaintiff is claiming the following relief:

▪	115% of the principal balance of $500,000, which amounts to $575,000;

▪	Pre-default interest on $500,000 from September 12, 2007 to March 12,2008 at the rate of 10% per annum, which amounts to $25,000;

▪	Post-default interest on $500,000 at the rate of 15% per annum, which amounts to 208.33 per day until the date of the judgment or $$23,125 as of July 1, 2008;

▪	Liquidating damages for late effectiveness on the registration statement (from March 12, 2008 until the date of effectiveness), which amounts to $333.33 per day, or $37,000 as of July 1, 2008; and

▪	Attorneys’ fee and cost of the lawsuit and collection, which is $10,591 as of July 1, 2008.

The material terms of the promissory note are described in Exhibit 4.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2007.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

     Exhibit No.     Description

Exhibit No.	Description

16.1	Letter, dated July 14, 2008, from RBSM LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN TOWERS ENTERPRISES, INC.

By: /s/ Dingliang Kuang
Name: Dingliang Kuang
Title: President and Chief Executive Officer

Date: July 14, 2008